Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-221228, 333-255267 and 333-256904) and Form S-8 (Nos. 333-204241, 333-213184, 333-218016, 333-219737, 333-237266 and 333-267271) of our report dated March 26, 2024, relating to the consolidated financial statements of Vivani Medical, Inc. as of and for the years ended December 31, 2023 and 2022, which appears in this Annual Report on Form 10-K.

/s/ BPM LLP

March 26, 2024

Walnut Creek, California